UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  July 25, 2014
Date of earliest event reported:  July 25, 2014
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 25, 2014, Health Management Limited, a wholly-owned subsidiary of MAXIMUS in the United Kingdom, signed a contract to operate the new Health and Work Service program on behalf of the United Kingdom’s Department for Work and Pensions (DWP). The 63-month contract will begin on August 1, 2014 and will run through October 31, 2019. Based on estimated volumes, the Company expects a total contract value of up to approximately £133 million ($226 million USD).  Due to the ramp-up and transaction-based nature of the program, MAXIMUS expects the contract will contribute approximately $10 million in revenue with start-up losses in its fiscal 2015.  The contract is expected to be profitable in the Company’s fiscal year 2016.  MAXIMUS plans to issue formal guidance for fiscal 2015 when the Company reports its fourth quarter and year-end financial results in November 2014.

On July 25, 2014, the Company issued a press release regarding this contract award.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.

Exhibit No.	Description

99.1	Press release dated July 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	July 25, 2014	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 25, 2014